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                                   EXHIBIT 7
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

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                                                   ----
                                                                                      RCFD       BIL MIL THOU
                                                                                      ----       ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                           RCFD
                                                                                      ----
     a.    Noninterest-bearing balances and currency and coin(1)....................  0081        3,809,517        1.a
     b.    Interest-bearing balances(2).............................................  0071        4,072,166        1.b
2.   Securities
     a.    Held-to-maturity securities(from Schedule RC-B, column A)................  1754                0        2.a
     b.    Available-for-sale securities (from Schedule RC-B, column D).............  1773       12,885,728        2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                           1350        4,684,756        3.
4.   Loans and lease financing receivables:
                                                                                      RCFD
     a.    Loans and leases, net of unearned income (from Schedule                    ----
           RC-C)....................................................................  2122       34,304,806        4.a
     b.    LESS: Allowance for loan and lease losses................................  3123          411,476        4.b
     c.    LESS: Allocated transfer risk reserve....................................  3128            3,884        4.c
                                                                                      RCFD
     d.    Loans and leases, net of unearned income, allowance, and                   ----
           reserve (item 4.a minus 4.b and 4.c).....................................  2125       33,889,446        4.d
5.   Trading assets (from Schedule RD-D)............................................  3545        5,100,499        5.
6.   Premises and fixed assets (including capitalized leases).......................  2145          754,052        6.
7.   Other real estate owned (from Schedule RC-M)...................................  2150            5,244        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).................................................  2130          201,068        8.
9.   Customers' liability to this bank on acceptances outstanding...................  2155          265,041        9.
10.  Intangible assets (from Schedule RC-M).........................................  2143          285,709        10.
11.  Other assets (from Schedule RC-F)..............................................  2160        2,987,184        11.
12.  Total assets (sum of items 1 through 11).......................................  2170       68,940,410        12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
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Legal Title of Bank:     The First National Bank of Chicago  Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                              Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                                        DOLLAR AMOUNTS IN
                                                                                            THOUSANDS
                                                                                        -----------------
LIABILITIES
13.  Deposits:                                                                        RCON
     a.    In domestic offices (sum of totals of columns A and C                      ----
           from Schedule RC-E, part 1)..............................................  2200       22,163,664     13.a
           (1)    Noninterest-bearing(1)............................................  6631        9,740,100     13.a1
           (2)    Interest-bearing..................................................  6636       12,423,564     13.a2
                                                                                      RCFN
     b.    In foreign offices, Edge and Agreement subsidiaries, and                   ----
           IBFs (from Schedule RC-E, part II).......................................  2200       19,273,426     13.b
           (1)    Noninterest bearing...............................................  6631          334,741     13.b1
           (2)    Interest-bearing..................................................  6636       18,938,685     13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                   RCFD 2800   4,405,792     14
15.  a.    Demand notes issued to the U.S. Treasury                                   RCON 2840     173,505     15.a
     b.    Trading Liabilities(from Schedule RC-D).................................   RCFD 3548   4,824,567     15.b
                                                                                      RCFD
16.  Other borrowed money:                                                            ----
     a.    With original maturity of one year or less..............................   2332        7,453,761     16.a
     b.    With original maturity of more than one year............................   A547          330,300     16.b
     c.    With original maturity of more than three years.........................   A548          357,737     16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......................   2920          265,041     18.
19.  Subordinated notes and debentures.............................................   3200        2,600,000     19.
20.  Other liabilities (from Schedule RC-G)........................................   2930        1,878,367     20.
21.  Total liabilities (sum of items 13 through 20)................................   2948       63,726,160     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................................   3838                0     23.
24.  Common stock..................................................................   3230          200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)......................   3839        3,239,836     25.
26.  a.    Undivided profits and capital reserves..................................   3632        1,813,367     26.a
     b.    Net unrealized holding gains (losses) on available-for-sale
           securities..............................................................   8434          (37,357)    26.b
     c.    ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES......................   4336                0     26.c
27.  Cumulative foreign currency translation adjustments...........................   3284           (2,454)    27.
28.  Total equity capital (sum of items 23 through 27).............................   3210        5,214,250     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................................   3300       68,940,410     29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best        ------------
     describes the most comprehensive level of auditing work performed for the bank        N/A           Number
     by independent external auditors as of any date during 1996............RCFD 6724    ------------    M.1.
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1 =  Independent audit of the bank conducted in accordance
     with generally accepted auditing standards by a certified
     public accounting firm which submits a report on the bank
2 =  Independent audit of the bank's parent holding company
     conducted in accordance with generally accepted auditing
     standards by a certified public accounting firm which
     submits a report on the consolidated holding company
     (but not on the bank separately)
3 =  Directors' examination of the bank conducted in
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
4 =  Directors' examination of the bank performed by other
     external auditors (may be required by state chartering
     authority)
5 =  Review of the bank's financial statements by external
     auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

-------------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.